                                                                   EXHIBIT 10.11


                THIRD AMENDMENT TO SECOND AMENDED AND RESTATED
                       LIMITED PARTNERSHIP AGREEMENT OF
                          ARGOSY ENERGY INTERNATIONAL

     THIS THIRD AMENDMENT TO THE SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF ARGOSY ENERGY INTERNATIONAL, AS PREVIOUSLY AMENDED (this "Amendment") is made and entered into to be effective as of the 31st day of May,
 ---------
2000, by and among the partners (collectively the "Partners") of Argosy Energy
                                                   --------
International, a Utah limited partnership (the "Partnership").
                                                -----------

                                   RECITALS

     WHEREAS, Argosy Energy Incorporated, a Delaware Corporation (the "General
                                                                       -------
Partner"), Parkside Investments, a Utah corporation ("Parkside"), P-5, Ltd., a
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Utah limited partnership ("P-5"), Go Deo, Inc., a Utah corporation ("Go Deo"),
                           ---                                       ------
Dale E. Armstrong ("Armstrong"), William Gaskin ("Gaskin"), Richard Shane
                    ---------                     ------
McKnight ("McKnight") and Garnet Resource Corporation, a Delaware corporation
           --------
("Garnet") entered into that certain Second Amended and Restated Limited
  ------
Partnership Agreement of Argosy Energy International dated January __, 1991, as amended by the Amendment to the Second Amended and Restated Limited Partnership Agreement of Argosy Energy International dated January 13, 1994 and the Second Amendment to the Second Amended and Restated Limited Partnership Agreement of Argosy Energy International dated July 1, 1994 (as amended, the "Original
                                                                 --------
Partnership Agreement");
---------------------

     WHEREAS, on March 16, 1995, Garnet acquired though multiple conveyances all of the limited partnership interests in and to the Partnership previously owned by Parkside, P-5 and Go Geo;

     WHEREAS, on February 12, 1996, Gaskin assigned all of his limited partnership interests in and to the Partnership to the General Partner, Garnet, Armstrong and McKnight;

     WHEREAS, effective January 1, 1999, Neo Energy, Inc. ("Neo") acquired by
                                                            ---
contribution of property to the Partnership a 49.9054% limited partnership interest in and to the Partnership, which resulted in a corresponding decrease in the percentage interests of Garnet, Armstrong and McKnight;

     WHEREAS, pursuant to Section 13.1 of the Original Partnership Agreement, the undersigned Partners, which comprise the requisite percent of Partners needed to amend the Original Partnership Agreement, desire to amend the Original Partnership Agreement pursuant to the terms of this Amendment; and

     WHEREAS, the Partners intend that all provisions of the Original Partnership Agreement not otherwise amended pursuant to the terms of this Amendment shall remain in full force and effect.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which is hereby acknowledged, the Partners hereby agree as follows:

1.   Article I Amendments. Article I of the Original Partnership Agreement is
     ---------------------
hereby amended by deleting Article I in its entirety and replacing it with the following Article I, which shall read in its entirety as follows:

                                       I

                            THE LIMITED PARTNERSHIP

          1.1  Formation.

          The Partnership was previously formed, as memorialized by that certain Certificate of Limited Partnership ("Certificate"), which was filed in the
                                          -----------
     appropriate governmental office in Salt Lake City, Salt Lake County, Utah, in order to maintain and perfect the Partnership's existence as a limited partnership under Utah law. The Partners shall make any and all necessary or appropriate amendments to the Certificate which are required as a result of the execution of this Agreement.

          1.2  Name of Partnership.

          The name of the Partnership is ARGOSY ENERGY INTERNATIONAL.

          1.3  Term.

          The Partnership shall continue in existence until the close of business on December 31, 2025, unless earlier terminated in accordance with the terms of this Agreement.

          1.4  Purposes of Partnership.

          The purposes of the Partnership are as follows:

               (a) To invest in, explore for, produce, treat, transport, market and sell oil and gas, or products derived therefrom, on and from the property described on Exhibit "A" hereto (the "Property"), which by
                                                         --------
          this reference is made a part hereof, located within the Republic of Colombia, S.A. and to engage directly or indirectly in any other business activity that lawfully may be conducted by a limited partnership organized under the laws of the State of Utah.

               (b) In furtherance of said business, the Partnership shall acquire any and all assets and engage in and carry out any business whatsoever that the General Partner shall deem proper or convenient in connection with any of the foregoing purposes, or which it deems necessary or appropriate to improve or assist in the business of the Partnership, to exercise all powers conferred by the laws of the State of Utah on limited partnerships formed under the laws of that state, as such laws are now in effect or may at any time hereafter be amended, and to do any and all things herein above set forth to the same extent and as fully as natural persons might or could do, either alone or in connection with other persons, firms, partnerships, associations, or corporations.

          1.5  Place of Business.

          The principal place of business of the Partnership shall be located at, and the address of the Partnership shall be, 8235 Douglas Avenue, Suite 400, Dallas, Texas 75225, or such other or additional place or places as shall be designated from time to time by the General Partner.

          1.6  Names and Addresses of Partners.

          The names and addresses of the General Partner and the Limited Partners (collectively, the "Partners") are as set forth on Exhibit "B"
                                  --------
     hereto which by this reference is made a part hereof. A Partner may change his or its address by giving written notification to the General Partner as provided herein.

          1.7  Definitions.

          For purposes hereof, the following terms shall have the following meanings:

          (a)  "Adjusted Capital Account Deficit" means, with respect to any
                --------------------------------
     Partner for any taxable year, the deficit balance, if any, in such Partner's Capital Account as of the end of such taxable year, as the same is specially computed to reflect the adjustments required or permitted to be taken into account in applying Treasury Regulations Section 1.704-1(b)(2)(ii)(d) (including adjustments for Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain).

          (b)  "Affiliate" means, when used with reference to a specified
                ---------
     individual or entity, any individual or entity that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the specified individual or entity; provided, however, that no individual or any entity who controls, is controlled by, or is under common control with such individual shall be deemed an Affiliate of another entity solely by reason of such individual's status as a director, officer or employee of such entity. As used in this definition of Affiliate, the term "control" means the possession, directly or indirectly,
                          -------
     of the power to direct or cause the direction of the management and policies of an individual or entity, whether through ownership of voting securities, by contract or otherwise.

          (c)  "Book Basis" means, with respect to any asset, the asset's
                ----------
     adjusted basis for federal income tax purposes; provided, however, (a) if property is contributed to the Partnership, the initial Book Basis of such Property will equal its fair market value on the date of contribution, and
     (b) if the Capital Accounts of the Partnership are adjusted pursuant to Treasury Regulation Section 1.704-1(b) to reflect the fair market value of any Partnership assets, the Book Basis of such assets will be adjusted to equal its respective fair market value as of the time of such adjustment in accordance with such Treasury

     Regulation. The Book Basis of all assets of the Partnership shall be adjusted thereafter by depreciation or amortization as provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

          (d)  "Code" means the Internal Revenue Code of 1986, as amended from
                ----
     time to time.

          (e)  "Dollar Revenues" means the revenues received by the Partnership
                ---------------
     for the sale of production and any other revenues received by the Partnership that are paid in U.S. Dollars.

          (f)  "General Partner" means Argosy Energy Incorporated and its
                ---------------
     permitted successors and assigns.

          (g)  "Limited Partner" means those Partners listed as limited partners
                ---------------
     on Exhibit B, and their permitted successors and assigns.

          (h)  "Net Profit" and "Net Loss" mean for each taxable year or other
                ----------       --------
     period the excess of items of Profit over items of Loss for such period, or the items of Loss over the items of Profit for such period, as appropriate. The terms Net Profit and Net Loss shall not include items of Profit and Loss allocated pursuant to Section 7.2.

          (i)  "Partners" mean the General Partner and Limited Partners.
                --------

          (j)  "Partnership Minimum Gain" has the meaning set forth in Treasury
                ------------------------
     Regulation Section 1.704-2(b)(2).

          (k)  "Partner Minimum Gain" has the meaning set forth in Treasury
                --------------------
     Regulation Section 1.704-2(i)(2).

          (l)  "Partner Nonrecourse Debt" has the meaning set forth in Treasury
                ------------------------
     Regulation Section 1.704-2(b)(4).

          (m)  "Pesos Revenues" means the revenues received by the Partnership
                --------------
     for the sale of production and any other revenues received by the Partnership that are paid in Colombian Pesos.

          (n)  "Profits" and "Losses" mean, for each taxable year or other
                -------       ------
     period, an amount equal to the Partnership's taxable income or loss for the year or other period, determined in accordance with Section 703(a) of the Code (including all items of income, gain, loss or deduction required to be stated separately under Section 703(a)(1) of the Code), with the following adjustments:

               (i) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses will be added to taxable income or loss;

               (ii) Any expenditures of the Partnership described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) expenditures under Treasury Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses, will be subtracted from taxable income or loss;

               (iii) Gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes will be computed by reference to the Book Basis of the property, notwithstanding that the adjusted tax basis of the property differs from its Book Basis;

               (iv) Any depreciation, amortization and other cost recovery deductions shall be subject to the rules set forth in Treasury Regulation Section 1.704-1(b)(2)(iv)(g); and

               (v) Profits or Losses of the Partnership shall be computed without regard to the amount of any items of gross income, gain, loss or deduction that are specially allocated under Section 2 hereunder.

          (o)  "Stated Rate" means the prime rate of interest as published from
                -----------
     time to time in the Wall Street Journal plus 1%.

2.   Article II Amendments. Article II of the Original Partnership Agreement is
     ---------------------
hereby amended as follows:

     A. Sections 2.1(a), (b), (c), (e) of the Original Partnership Agreement are hereby deleted in their entirety and replaced with the following Sections 2.1(a), (b), and (c), respectively, which each shall read in its entirety as follows:

          (a) Enter into, make, perform and amend existing and future contracts, joint venture agreements, undertakings, commitments, leases and agreements, including, without limitation, any such contracts with Empresa Colombiana de Petroleos ("Ecopetrol"), and do such other acts as it may
                               ---------
     deem necessary or advisable, or as may be incidental to, or necessary for, the conduct of the business of the Partnership and the ownership, management, development and sale of the property of the Partnership, whether owned directly or with any other person, firm, corporation, or other entity having any business, financial, or other relationship with the General Partner;

          (b) Open, maintain and close bank accounts and draw checks and other orders for the payment of money thereupon;

          (c) Borrow or loan money and make, issue, accept, endorse and execute promissory notes, drafts, bills of exchange, and other instruments and evidences of indebtedness for amounts not to exceed six million six hundred-thousand dollars ($6,600,000); and pay or repay with respect thereto, and secure the payment thereof by mortgage, security deed, pledge, or assignment of, or security in, all or any part of any property then owned or thereafter acquired by the Partnership, whether directly or indirectly, and prepay, refinance, increase, modify, consolidate or extend any mortgage, security deed, or other encumbrance or security device;

     B. Section 2.1(d) of the Original Partnership Agreement is hereby deleted in its entirety.

     C. Sections 2.1(f), (g), (h), (i), (j), and (k) of the Original Partnership Agreement are hereby re-lettered as (e), (f), (g), (h) and (i) respectively.

     D. Section 2.2 of the Original Partnership Agreement is hereby deleted in its entirety and replaced with the following Section 2.2 which shall read in its entirety as follows:

          2.2  Restrictions on the General Partner.

          (a) Notwithstanding anything to the contrary contained elsewhere in this Agreement, the General Partner shall not have authority to do any of the following in its name or in the name or on behalf of the Partnership, without the written consent or ratification of the specific act by all of the Limited Partners:

               (i)   Any act in contravention of this Agreement;

               (ii) Any act that would make it impossible to carry on the ordinary business of the partnership ;

               (iii) Confess a judgment against the Partnership; or

               (iv) Possess Partnership assets, or assign rights in specific Partnership assets, for purposes other than a Partnership purpose;

          (b) Notwithstanding anything to the contrary contained elsewhere in this Agreement, the General Partner shall not have the authority to do any of the following in the name or on behalf of the Partnership, without the written consent or ratification of the specific act by Partners owning at least eighty percent (80%) of the Percentage Interests in the Partnership:

               (i) any sale, exchange, lease, or disposal of any of the Partnership's assets having a value of more than $2,000,000 in a single transaction or a series of related transactions;

               (ii) any merger or consolidation of the Partnership with any Affiliate entity of the General Partner;

               (iii) any purchase, exchange or other acquisition of any assets having a value of more than $2,000,000 in single transaction or a series of related transactions;

               (iv) any agreement to any indebtedness, encumbrance or liability in excess of $6,600,000;

               (v) the issuance of any additional Partnership interests in the Partnership without first providing the existing Partners the right to acquire such additional Partnership interests on the same terms and conditions in proportion to their existing Percentage Interests;

               (vi) any quitclaim, surrender, release or abandonment of any Partnership property or interests therein except in the ordinary course of business;

               (vii) the guarantee of the payment of money or the performance of any contract or obligation by any person on behalf of the Partnership;

               (viii) the loan of money to a Partner or any third party; provided, however, that the consent of the Limited Partners to any such loan at the request of another Partner or Partners shall not be unreasonably withheld;

               (ix) the bringing of suit in the name of or in behalf of the Partnership or the settlement, waiver or compromise of any suit brought by or on behalf of or against the Partnership where the amount in controversy is in excess of $500,000;

               (x)    the confession of a judgment against the Partnership;

               (xi) the submission of a Partnership claim or liability to arbitration or reference where the amount in controversy is in excess of $500,000; and

               (xii) any alterations to the apportionment, between United States dollars and Colombian pesos, of payments under the operating agreement for the Santana concession, whose ratio currently stands at 75% dollars and 25% pesos.

     E.   Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.8 and 2.9 of the Original
Partnership Agreement are deleted in their entirety and replaced with the following Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.8 and 2.9 respectively, which shall read each in its entirety as follows:

          2.3  Compensation of General Partner.

          The General Partner shall be reimbursed by the Partnership for the direct out-of-pocket expenses reasonably incurred by it on behalf of the Partnership under the authority granted in this Agreement. All claimed reimbursable expenses shall be supported by vouchers, checks or other documentation. The Partners hereby authorize the General Partner to enter into a services agreement for general administrative services of the Partnership not to exceed seventy-five thousand dollars ($75,000) per month, but otherwise upon the terms and conditions determined by the General Partner in its sole discretion.

          2.4  Liability of General Partner.

          The General Partner, its members, managers, officers, agents and employees shall not be liable, responsible or accountable, in damages or otherwise, to the Partnership or to the Limited Partners for any action taken or failure to act on behalf of the Partnership within the scope of the authority conferred upon the General Partner by this Agreement or by law, unless such action or omission was performed or omitted fraudulently or constituted gross negligence.

          2.5  Indemnification of General Partner.

          The Partnership shall and hereby does indemnify and hold harmless the General Partner and its members, managers, officers, directors, agents, attorneys and employees from and against any losses, expenses, or liabilities attributable to their acts or damages or other omissions or alleged acts or omissions occurring in the course of their activities on behalf of the Partnership or in furtherance of the business of the Partnership, including, but not limited to, any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in the defense of any actual or threatened action, proceeding or claim; provided that the acts or omissions or alleged acts or omissions, upon which the actual or threatened action, proceeding or claim is based, occurred in good faith and were not performed or omitted fraudulently or did not constitute gross negligence. To the extent such acts or omissions occurred in bad faith, were fraudulent or constituted gross negligence, the indemnity provided under this Section 2.5 shall be reduced by the General Partner's share of such bad faith, fraudulent or grossly negligent action, but shall otherwise not be eliminated.

          2.6  No Exclusive Duty to Partnership.

          Neither the General Partner nor any affiliate of the General Partner shall be required to devote its full time, resources, or attention to the affairs and business of the Partnership, but shall devote such part of their time, effort and skill as they shall reasonably deem necessary to further conduct the Partnership's business in accordance with this Agreement and in accordance with the terms and provisions of the agreements governing the Partnership's ownership and operation of the Property. The General Partner and all other Partners may, notwithstanding the existence of this Agreement, engage in whatever other business activities outside the Republic of Colombia, South America, as they may choose, whether the same be competitive with the Partnership or otherwise, without having or incurring any obligation to offer any interest in such other activities to the Partnership or to the other Partners. It is expressly agreed that any Partner who engages in other business activities outside the Republic of Colombia, South America, shall not be considered to have breached any fiduciary or other duty that such Partner may have to the Partnership or to the other Partners.

          2.7  Partnership Opportunities.

          Any and all business opportunities within the Intendancy of Putumayo, or the Department of Cauca, of the Republic of Colombia, South America, which come to the attention of any Partner shall be deemed an opportunity of the Partnership (a "Partnership Opportunity") and shall be immediately
                            -----------------------
     presented to the Partnership. If Partners owning at least 80% of the Percentage Interests vote in favor of pursuing a Partnership Opportunity, no individual Partner may pursue such Partnership Opportunity. In the event that Partners owning at least 80% of the Percentage Interests do not vote in favor of pursuing a Partnership Opportunity, any individual Partner (including the General Partner) may pursue such opportunity in his or its own right, unless otherwise prohibited pursuant to the terms of another agreement.

          2.8  Conversion of General Partner.

          In the event that the General Partner shall fail or refuse to carry out its duties hereunder or become incapable of carrying out its duties hereunder, the General Partner may be converted to a limited partner upon the vote of Partners (other than the General Partner) owning 80% of the Percentage Interests (as defined in Section 5.1) in the Partnership (exclusive of the General Partner's Percentage Interest in the Partnership), provided, however, that no such conversion shall affect the Capital Account, Percentage Interests or distribution rights of such General Partner or any other Partner. Upon removal, as provided for by this
     Section 2.8, the General Partner so removed shall become and shall continue as a Limited Partner of the Partnership.

          2.9  Withdrawal of General Partner.

          The General Partner may withdraw as General Partner and convert its interest to a Limited Partner at any time upon ninety (90) days' prior written notice to each of the Partners. Such notice shall set forth the effective date of such withdrawal and conversion and shall contain the General Partner's recommendation as to its successor, if any. The General Partner shall use its best efforts to find a successor, if requested to do so by the Partnership, who has indicated a willingness to serve as the General Partner under the terms of this Agreement. The withdrawal and conversion by the General Partner shall in no way affect the Capital Account, Percentage Interests or distribution rights of the General Partner, and the General Partner shall become and shall remain a Limited Partner of the Partnership.

3.   Article III Amendments. Article III of the Original Partnership Agreement
     ----------------------
is hereby amended by deleting Sections 3.1, 3.2, 3.3 and 3.4 in their entirety and replacing them with the following Sections 3.1, 3.2, 3.3 and 3.4, which shall read each in its entirety as follows:

          3.1  Liability and Control.

          Except as provided in Section 3.3, the liability of each Limited Partner shall be limited to his or its contribution to the capital of the Partnership and he or it shall have no other liability. Except as permitted by Utah law and this Agreement, the Limited Partners shall take no part whatsoever in the control, management, direction or operation of the affairs of the Partnership and shall have no power to bind the Partnership. At all times, the sole control and management of the Partnership shall rest with the General Partner unless this Agreement or Utah law requires the Limited Partners to participate in or consent to a particular decision.

          3.2  Representation of Limited Partner.

          Each Limited Partner, by executing this Agreement and becoming a party hereto, represents that his or its interest in the Partnership was acquired for his or its own account, for investment purposes only and not with a view to, or for sale in connection with, any distribution of any part or portion thereof. Each Limited Partner acknowledges and agrees that the sale or transfer of his or its interest in the Partnership is severely restricted by the terms of this Agreement.

          3.3  Liability for Repayment of Distributions.

          To the extent required by Utah law, a Limited Partner shall be liable and hereby agrees to repay to the Partnership the amount of any distribution made to such Limited Partner hereunder in the event that such repayment becomes necessary in order for the Partnership to discharge its liabilities to creditors who extended credit to the Partnership, or whose claims arose before such distribution.

          3.4  No Priority in Return of Capital.

          Except as may be otherwise set forth in Articles VII and VIII hereof, no Limited Partner shall have priority over another Limited Partner, either as to contributions to capital or as to sharing in the profits or losses of the Partnership. No Limited Partner shall have the right to receive property other than cash in return for his or its contribution to the capital of the Partnership.

4.   Article IV Amendments.  Article IV of the Original Partnership Agreement is
     ---------------------
hereby amended by deleting Sections 4.1, 4.2, and 4.3 in their entirety and replacing them with the following Sections 4.1, 4.2, and 4.3, respectively, which shall read each in its entirety as follows:

          4.1  Books.

          Complete and accurate books of account shall be kept at the principal place of business of the Partnership and shall be open to inspection by any Partner or his or its authorized representative at any time during ordinary business hours. The Partnership books shall be kept on an accrual method of accounting as long as such method of accounting is in compliance with Code.

          4.2  Financial Statements.

          (a) Within sixty (60) days after the end of each calendar year, the General Partner shall use its reasonable efforts to cause the Partnership to have prepared audited financial statements for the Partnership in accordance with generally accepted accounting principles.

          (b) Within one hundred twenty (120) days after the end of each calendar year, the General Partner shall use its best efforts to have the Partnership caused to be prepared and mailed to each Partner a report for such year including:

               (i) A statement setting forth the assets and liabilities of the Partnership as of the beginning and the end of such calendar year;

               (ii) Each Partner's Capital Account as of such dates;

               (iii) A statement of operations, setting forth each allocable item of income and loss; and

               (iv) Any other information, including appropriate tax reporting information, which the General Partner shall deem necessary or appropriate.

          4.3  Distribution of Property.

          In the case of a distribution of property by the Partnership, which is made in the manner provided in Section 734 of the Code or in the case of a transfer of a Partnership interest, as permitted by this Agreement, which is made in the manner provided in Section 743 of the Code, the General Partner may, in its discretion, file an election under Section 754 of the Code in accordance with the procedures set forth in the then applicable Treasury Regulations. If such an election is filed, neither the Partnership nor the General Partner shall be required to provide the Partners with any extraordinary accounting or tax information (other than as required by the Code or the Treasury Regulations thereunder) with respect to the resulting adjustments to Partnership basis.

5.   Article V Amendments.  Article V of the Original Partnership Agreement is
     --------------------
hereby deleted in its entirety and replaced with the following Article V which shall read in its entirety as follows:

                                       V

                             PERCENTAGE INTERESTS,

                  CAPITAL ACCOUNTS AND CAPITAL CONTRIBUTIONS

          5.1  Percentage Interests in Partnership.

          Subject to Section 5.7, the Partners' respective interests in the Partnership's profits and losses ("Percentage Interests") are as follows:
                                        --------------------

              Name of Partner                         Percentage Interest
              ---------------                         -------------------

              Argosy Energy, Inc.                     44.6404%

              Neo Energy, Inc.                        49.9054%

              Garnet Resources Corp.                  5.0738%

              Dale E. Armstrong                       0.2901%

              Richard Shane McKnight                  0.0903%

          The Partners hereby acknowledge and agree that the Percentage Interest set forth above opposite the name of a Partner under the column entitled "Percentage Interest" represents his or its sole interest in the profits or losses to be derived from the Partnership Property or any assets acquired by the Partnership.

          5.2  Capital Accounts.

               The Partners have heretofore made capital contributions to the Partnership ("Capital Contributions") and/or have acquired interests in the
                   ---------------------
     Partnership so that each Partner has a capital account ("Capital Account").
                                                              ---------------
     The Partners hereby agree that if the underlying Capital Account of each Partner as of December 31, 1999, when compared to the Capital Accounts of all Partners ("Capital Account Percentage"), is not in the same ratio as
                    --------------------------
     such Partner's Percentage Interest, the Capital Accounts of all Partners shall be restated as of January 1, 2000, to make such Capital Account Percentage of each Partner equal to its Percentage Interest. After such capital shift by the Partners, if any, the underlying negative Capital Accounts of the Partners as of January 1, 2000, shall be as follows:

            Argosy Energy, Inc.                   $(1,789,312)

            Neo Energy, Inc.                      $(2,000,349)

            Garnet Resources Corp.                $(  203,371)

            Dale E. Armstrong                     $(   11,629)

            Richard Shane McKnight                $(    3,620)

          A separate Capital Account will be maintained for each Partner in accordance with Code Section 704(b) and the Treasury Regulations thereunder, including without limitation, Treasury Regulation Section 1.704-1(b)(2)(iv). The General Partner shall have the authority to determine all questions relating to the maintenance of Partners' Capital Accounts, and the General Partner may modify the manner in which the Capital Accounts are maintained under this Section 5.2 in order to comply with the provisions of Treasury Regulation Section 1.704-1(b) and any other applicable provisions of the Code or Treasury Regulations in order to cause Partner Capital Accounts to be maintained in compliance with the provisions of the Code and Treasury Regulations. The General Partner shall determine whether any elective adjustments to Capital Accounts permitted under Treasury Regulation Section 1.704-1(b)(2)(iv) shall be made.

          5.3  Return of Contributions.

          No Partner shall be entitled to withdraw or to demand a refund or return of any amount contributed to the Partnership as a Capital Contribution or as an Additional Capital Contribution, as hereinafter defined, nor to receive any interest thereon.

          5.4  Additional Capital Contributions.

          If the General Partner reasonably determines that the Dollar Revenues and Peso Revenues from the Partnership Property are insufficient to (i) meet current or anticipated expenses of the Partnership; (ii) enable the Partnership to comply with any applicable law, rule, regulation or contractual obligation; (iii) enable the Partnership to engage in the exploration, development or production of oil and gas from the Property; and/or (iv) maintain production levels consistent with prudent operating standards and sound engineering practices (the "Cash Needs"), the General
                                                     ----------
     Partner shall send a written request by telephone facsimile or by certified mail, return receipt requested, to each Partner requesting each Partner to contribute its pro rata share, based upon the relative Percentage Interests of the Partners, of the Cash Needs ("Additional Capital Contributions"),
                                          --------------------------------
     which request shall specify in reasonable detail the amount, purpose and justification for the proposed Additional Capital Contribution. Each Partner may, within thirty (30) days of such receipt, make its Additional Capital Contribution to the Partnership by wire transfer or cashier's check in an amount equal to that Partner's Percentage Interest of the total Additional Capital Contribution being requested by the General Partner. No Partner will have any personal liability pursuant hereto to contribute additional capital to the Partnership under this Section 5.4 at any time, and the remedies set forth in this Article V shall be the exclusive remedies of the Partnership for any Partner's failure to contribute additional capital to the Partnership. Each Partner acknowledges and agrees that although the Partner has no personal liability to contribute additional capital to the Partnership, the Partner's interest in the Partnership may be diluted and otherwise adversely affected pursuant to rights vested in the General Partner in this Article V as a consequence of such Partner's decision not to make any Additional Capital Contribution requested pursuant to this Section 5.4.

          5.5  Default on Additional Capital Contribution.

          If any Partner ("Defaulting Partner") fails to contribute his or its
                           ------------------
     share of a required Additional Capital Contribution within thirty (30) days of receipt of the written request for such contribution by the General Partner, the General Partner shall immediately send a notice (the "Notice")
                                                                        ------
     by telephonic facsimile, by certified mail, return receipt requested to the Defaulting Partner and to the remaining Partners who have been given a request for payment pursuant to Section 5.4 and have made such Additional Capital Contributions ("Non-Defaulting Partners"). The Notice shall specify
                             -----------------------
     the amount in default and shall specify that such amount must be paid by the Defaulting Partner by the close of business on the tenth (10th) calendar day after the date of the Notice (the "Cure Date"). If the
                                                     ---------
     Defaulting Partner fails to make any portion of the Additional Capital Contribution requested of the Limited Partner pursuant to Section 5.4 by the Cure Date, the General Partner after accepting the other Partners' Additional Capital Contributions may exercise any or all of the following remedies, but no others, on behalf of the Partnership:

               (a)  Setoff.  Setoff the amount of the requested and unmade
                    ------
          Additional Capital Contribution against any amounts which would otherwise be payable by the Partnership to the Defaulting Partner;

               (b)  Adjust Percentage Interests. Readjust the Percentage
                    ---------------------------
          Interests of the Partners as provided in Section 5.7; provided, however, this remedy shall only be available to the extent the Non-Defaulting Partners contribute the Additional Capital Contribution requested of the Defaulting Partner; or

               (c)  Default Loan. Offer the other Partners the opportunity to
                    ------------
          make a Default Loan on the terms provided under Section 5.8 equal to the amount of the additional capital requested of the Defaulting Partner.

          5.6. Borrow Funds.

          In addition to or in lieu of requesting Additional Capital Contributions from the Partners pursuant to Section 5.4, the General Partner, on behalf of the Partnership, shall have the right to borrow funds from third parties on such terms and conditions, including rate of interest and maturity, as the General Partner deems advisable; provided, however, that in lieu of borrowing from third parties, any one or more of the Partners may, if acceptable to the General Partner, from time to time make advances to the Partnership to meet such requirements. Any such advance made by a Partner to the Partnership shall not be considered a Capital Contribution, but shall constitute a debt of the Partnership to the advancing Partner, payable at such time and on such terms as the General Partner and advancing Partner shall agree; provided, however that if the advancing Partner is the General Partner (or a Partner that controls, is controlled by, or under common control with the General Partner), the debt shall be payable on the later of (a) six (6) months from the advance or (b) within thirty (30) days following written demand and bear interest on the unpaid principal balance thereof until paid beginning on the date of such advance at a rate equal to the Stated Rate. Payments made to an advancing Partner will be credited first to interest and then to principal. At the request of the Partner making the advance, the Partnership will execute a promissory note evidencing this debt.

          5.7  Percentage Interest Adjustment.

          If the General Partner elects to adjust the Percentage Interests as provided in Section 5.5(c), the Percentage Interest of each Partner will be adjusted so that the Percentage Interest of each Partner will be equal to a fraction, the numerator of which will be equal to the aggregate Capital Contributions made by the Partner to date (including the contribution made under Section 5.4 and 5.5), and the denominator of which will be equal to the aggregate Capital Contributions made by all Partners to date (including the contributions made under Section 5.4 and 5.5). For purposes of the foregoing only, each Partner's aggregate Capital Contribution as of May 31, 2000, shall be deemed to equal the following amount:

            Argosy Energy, Inc.                 $ 4,464,040

            Neo Energy, Inc.                    $ 4,990,540

            Garnet Resources Corp.              $   507,380

            Dale E. Armstrong                   $    29,010

            Richard Shane McKnight              $     9,030

          The Partners intend that the foregoing aggregate Capital Contribution amounts as of May 31, 2000, shall be used solely for the purposes set forth in this Section 5.6, and shall not be used for any other purposes whatsoever. Any adjustments to Percentage Interests calculated under this Section 5.6 shall be retroactively applied to the date the amount requested under Section 5.4 was due. The General Partner will promptly give each Limited Partner written notice of its Percentage Interest, as adjusted, each time an adjustment occurs. In no event, however, will the Percentage Interest of a Defaulting Partner be increased under this Section 5.7.

               5.8  Default Loan.

               (a) The Partners, other than the Defaulting Partner, will have the option, but not the obligation, to accept an offer made by the General Partner under Section 5.4(d) to advance to the Partnership an amount of money equal to the amount requested of the Defaulting Partner under Section 5.4, which advance will be deemed to be a Capital Contribution by the Defaulting Partner and will be considered a loan (a "Default Loan") from the Partner or Partners making the
                     ------------
          advance (the "Lending Partners") to the Defaulting Partner, payable
                        ----------------
          upon demand and bearing interest at the lesser of the maximum rate permitted by applicable law or the rate of 18% per annum. If the Lending Partners make a Default Loan, upon written request by the Lending Partners, the Defaulting Partner will execute and deliver a promissory note payable to the Lending Partners as evidence of that Default Loan; provided that the failure by the Defaulting Partner to execute such a promissory note will not affect the validity of the Default Loan in question or the obligation of the Defaulting Partner to repay the Default Loan in accordance with the terms of this Agreement. If the Defaulting Partner fails upon demand to repay with interest any Default Loan made by the Lending Partners, the Partners will have the right to enforce the security interest granted to the Partners in Section 5.8(b).

               (b) Each of the Partners hereby grants to each of the other Partners a security interest in the Partner's interest in the Partnership to secure the Partner's obligation to repay upon demand any Default Loan made to the Partner by the Lending Partners under
          Section 5.8(a); provided, however, the only right granted by such security interest is that while a Default Loan is outstanding, all amounts otherwise distributable to the Defaulting Partner by the Partnership under Article VIII or Article XII shall be paid by the

     Partnership on behalf of the Defaulting Partner to the Lending Partners in respect of accrued interest on and unpaid principal of any outstanding Default Loans made by the Lending Partners (such payments to be applied first to accrued but unpaid interest on and then to outstanding principal of such Default Loans). At such time as the Defaulting Partner's obligations to the Lending Partners under any Default Loan hereby secured are paid in full, distributions to the Defaulting Partner will resume as set forth in this Agreement. Any amounts paid on behalf of a Defaulting Partner will be deemed to have first been distributed or paid to the Defaulting Partner and then paid to the Lending Partners. Each Partner, upon failure to make an Additional Capital Contribution requested under
     Section 5.4, hereby irrevocably appoints the Partnership and the other Partners, and the agents, officers or employees of the Partnership and the other Partners, its attorneys-in-fact, coupled with an interest, with full power to prepare and execute any documents, instruments and agreements, including but not limited to the note permitted under 5.8(a) evidencing a Default Loan, if any, and such financing statements, continuation statements and other instruments and documents as may be appropriate to perfect, continue and enforce that security interest in favor of the other Partners.

          5.9  Deficit Capital Accounts.

          No Partner will be required to pay to the Partnership, to any other Partner or to any third party any deficit balance which may exist from time to time in the Partner's Capital Account.

6.   Article VI Amendments.  Article VI of the Original Partnership Agreement is
     ---------------------
hereby deleted in its entirety and replaced with the following Article VI which shall read in its entirety as follows:

                                      VI

                              COSTS AND EXPENSES

          All costs and expenses of the Partnership shall be paid from Partnership funds and charged to the respective Partnership accounts. Such costs and expenses which are incurred in Colombia, other than those specified in subparagraph (a) below, shall be paid to the fullest extent possible out of Pesos Revenues. Such costs and expenses shall include but not be limited to:

          (a)  All payments required to be made under any services agreement;

          (b) Legal, accounting (including the costs of any audited financial statements), surveying, consulting, engineering and operating expenses;

          (c) Taxes (except income taxes payable by the Partners), insurance premiums and interest;

          (d) Expenditures, if any, required for plugging and abandonment and/or other environmental clean-up costs ("Putumayo Costs") associated
                                                 --------------
     with the Aporte Putumayo
          concession, which the Partnership has relinquished to the Colombian Government but pursuant to which the Partnership is still potentially liable for Putumayo Costs, if any;

               (e) Costs and expenses of bookkeeping, accounting and reporting services for the Partnership;

               (f)  General Partner's reimbursable expenses called for by
          Section 2.3 hereof;

               (g) Every other cost and expense properly incurred in the Partnership business, whether like or unlike the foregoing.

7.        Article VII Amendments. Article VII of the Original Partnership
          ----------------------
Agreement is hereby deleted in its entirety and replaced with the following
Article VII which shall read in its entirety as follows:

                                     VII.

                              PROFITS AND LOSSES

               Section 7.1  Allocations of Profits and Losses.

               After giving effect to the special allocations set forth in
          Section 7.2, for any taxable year of the Partnership ending on or after the date of this Amendment, all Net Profits or Net Losses for such year will be allocated to the Partners as follows:

               (a)  Net Profits.
                    -----------

                    Net Profits shall be allocated to the Partners in proportion to their respective Percentage Interests in the Partnership.

               (b)  Net Loss.
                    --------

                    Net Loss shall be allocated to the Partners in proportion to their respective Percentage Interests in the Partnership.

               Section 7.2  Special Allocations.

               (a) The following special allocations shall, except as otherwise provided, be made in the following order:

                    (i)   Minimum Gain Chargeback. Notwithstanding any other
                          -----------------------
               provision of this Agreement, if there is a net decrease in Partnership Minimum Gain or in any Partner Minimum Gain during any taxable year or other period, prior to any other allocation pursuant hereto, the Partners shall be specially allocated items of Profit for such year (and, if necessary, subsequent years) in an amount and manner required by Treasury Regulation Section 1.704-2(f) or 1.704-2(i)(4). The items to be so allocated shall be determined in accordance with Treasury Regulation Section 1.704-2. This Section 7.2(a)(i) is intended to comply with the minimum gain chargeback requirements of Treasury Regulation
               Section 1.704-2(f) or 1.704-2(i)(4), will be interpreted consistently with the Treasury Regulations and will be subject to all exceptions provided therein.

                    (ii)  Qualified Income Offset. Any Partner who unexpectedly
                          -----------------------
               receives an adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) which causes or increases an Adjusted Capital Account Deficit shall be allocated items of income or gain in an amount and manner sufficient to eliminate, to the extent required by such Treasury Regulation, the Adjusted Capital Account Deficit of the Partner as quickly as possible. This Section 7.2(a)(ii) is intended to constitute a "qualified income offset" within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(d), will be interpreted consistently with the Treasury Regulations and will be subject to all exceptions provided therein.

                    (iii) Gross Income Allocation. Each Partner who has a
                          -----------------------
               deficit Capital Account at the end of any Partnership taxable year that is in excess of the amount the Partner is obligated to restore pursuant to any provision of this Agreement, including any amount that it is deemed to be obligated to restore under Treasury Regulation Section 1.704-2(g)(1) and Section 1.704-2(i)(5), will be specially allocated items of Partnership income and gain in the amount of the excess as quickly as possible.

                    (iv)  Nonrecourse Deductions. Nonrecourse Deductions for any
                          ----------------------
               taxable year or other period will be specially allocated among the Partners pro rata in proportion to their respective Percentage Interests in the Partnership.

                    (v)   Partner Nonrecourse Deductions. Any Partner
                          ------------------------------
               Nonrecourse Deductions for any taxable year or other period will be allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with principles under Treasury Regulation Section 1.704-2(i).

                    (vi)  Code Section 754 Adjustments. To the extent an
                          ----------------------------
               adjustment to the adjusted tax basis of any Partnership asset under Sections 734(b) or 743(b) of the Code is required to be taken into account in determining Capital Accounts under Treasury Regulation Section 1.704-1(b)(2)(iv)(m), the amount of the adjustment to the Capital Accounts will be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis), and the gain or loss will be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted under Treasury Regulation Section 1.704-1(b)(2)(iv)(m).

               (b)  Curative Allocations. The "Regulatory Allocations" consist
                    --------------------
          of allocations made to a Partner (or predecessor) under Section 7.2(a). Notwithstanding any other provision of this Article VII, other items of income, gain, loss and deduction will be allocated among the Partners so that, to the extent possible, the net amount of those allocations of other items and the Regulatory Allocations to each Partner will be equal to the net amount that would have been allocated to the Partner if the Regulatory Allocations had not occurred. The Partner shall take into account future Regulatory Allocations under
          Section 9.3(a)(i) that, although not yet made, are likely to offset Regulatory Allocations under Sections 9.3(a)(iv) and 9.3(a)(v).

               7.3  Compliance with Section 704(c).

               In accordance with Section 704(c) of the Code and the applicable Treasury Regulations thereunder, income, gain, loss and deduction with respect to any Partnership property for which its adjusted tax basis differs from its Book Basis will, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted tax basis of such property to the Partnership for federal income tax purposes and the Book Basis of such Property. Any elections or other decisions relating to allocations under this
          Section 7.3 will be made in any manner which the General Partner shall determine is consistent with Section 704(c) of the Code and the Treasury Regulations promulgated thereunder and reasonably reflects the purpose and intention of this Agreement. Allocations under this
          Section 7.3 are solely for purposes of federal, state and local taxes and will not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses or other items or distributions under any provision of this Agreement.

               7.4  Intent of Allocations.

               The parties intend that the foregoing allocation provisions of this Article VII shall produce final Capital Account balances of the Partners that will equal their Percentage Interests such that the liquidating distributions to each Partner under Section 12.2 will equal their final positive Capital Account balance. To the extent that the allocation provisions of this Article VII would fail to produce such final Capital Account balances, (a) such provisions shall be amended by the General Partner if and to the extent necessary to produce such result, and (b) Net Profits and Net Losses of the Partnership for prior open years (or items of gross income, gain, loss and deduction of the Partnership for such years) shall be reallocated by the General Partner among the Partners to the extent it is not possible to achieve such result with allocations of items of income (including gross income and gain), deduction and loss for the current year and future years. This Section 7.4 shall control notwithstanding any other provision of this Agreement or the reallocation or adjustment of taxable income, taxable loss or items thereof by the Internal Revenue Service or any other taxing authority.

               7.5  Partner Acknowledgment.

                    The Partners agree to be bound by the provisions of this
          Article VII in reporting their shares of Partnership income and loss for income tax purposes.

8.   Article VIII Amendments. Article VIII of the Original Partnership Agreement
     -------------------------
is hereby deleted in its entirety and replaced with the following Article VIII which shall read in its entirety as follows:

                                     VIII

                                 DISTRIBUTIONS

          Subject to Section 5.8, paying or making provision for the payment, when due, of obligations of the Partnership and establishing and maintaining such reserves as the General Partner reasonably determines may be required for the proper operation of the Partnership's business after taking into consideration Pesos Revenues that are or will be available to pay anticipated costs and obligations of the Partnership, the Partnership promptly on, or as soon as possible after the last day of each calendar month shall distribute to the Partners, pro rata in proportion to their respective Percentage Interests, any remaining Dollar Revenues then being held by the Partnership. Notwithstanding any other provision of this Agreement, no distributions of Peso Revenues will be made to a Partner under the provisions of this Article VIII. Each Partner consents to the distributions provided for in this Article VIII and understands that because of differences between income and cash flow, distributions to a Partner may constitute a return of capital or may be less than a Partner's distributive share of Partnership income.

9.   Article IX Amendments. Article IX of the Original Partnership Agreement is
     ---------------------
hereby deleted in its entirety and replaced with the following Article IX which shall read in its entirety as follows:

                                      IX

                       TRANSFER OF PARTNERSHIP INTEREST

          9.1  Transferee of General Partner.

          The General Partner may transfer all or any part of its Partnership interest without the written consent of the Limited Partners; provided, however, the transferee of all or part of the General Partner's interest shall not, except with the consent of Limited Partners holding not less than eighty percent (80%) of the Percentage Interests (after excluding the General Partners Interest), be entitled during the continuance of the Partnership to become a general partner in the Partnership or interfere in the management or administration of the Partnership business. Except with such consent, the transferee shall merely be entitled to become a limited partner in the Partnership, to receive, in accordance with the terms of the transfer, the profits or other compensation by way of income, or the return of the capital contribution to which the transferor General Partner otherwise would have been entitled and shall be bound by all terms and conditions of this Agreement, including without limitation, the obligation to make all Additional Capital Contributions in accordance with Section 5.4 hereof. Neither the provisions of this Article IX, nor the failure of the other Partners to purchase the interest of the General Partner, shall be construed as an acceptance by the Partners of any third party as a Partner.

          9.2  Substitute Limited Partner.

          (a) A Limited Partner may transfer all or less than all of its Partnership interests without the consent of any Partner; provided, however, notwithstanding anything in this Agreement to the contrary, no assignee of a Limited Partner's interest in the Partnership shall have the right to become a substitute Limited Partner (an assignee who is admitted by the Partnership to all of the rights of a Limited Partner) in place of his assignor unless:

               (i) The fully executed acknowledged written instrument of assignment which has been filed with the Partnership sets forth the intention of the assignor that the assignee became a substitute Limited Partner in his place;

               (ii) The assignor and assignee execute and acknowledge such other instruments as the General Partner may deem necessary or desirable to effect such admission, including the written acceptance and adoption by the assignee of the provisions of this Agreement and his execution, acknowledgment, and delivery to the General Partner of a Power-of -Attorney, the form and content of which are more fully described in Article XI;

               (iii) The written consent of the General Partner to such substitution is obtained, the granting of which shall be in the sole and absolute discretion of the General Partner;

               (iv) The assignee shall have agreed to acquire the interest in the Partnership for his own account, for investment, and not in connection with distribution or resale;

               (v) The assignor delivers to the General Partner an opinion of counsel, acceptable in form and content to counsel for the General Partner, stating that the proposed transfer of the assignor's interest in the Partnership will not violate any applicable federal or state laws or regulations;

               (vi) An amended Certificate of Limited Partnership is recorded, in accordance with the laws of the State of Utah, listing the assignee as a Limited Partner; and

               (vii) The assignor and assignee pay such reasonable expenses as are charged by the Partnership to accomplish the transfer of the interests in the Partnership.

          (b) The failure or refusal by the General Partner to consent to an assignee becoming a substitute Limited Partner shall not affect the validity and effectiveness of any instrument, which assigns the right to receive the share of the profits or other compensation by way of income, or the return of the Capital Contribution of the assignor, provided such instrument is in form satisfactory to the General Partner and a duly acknowledged counterpart is filed with the Partnership. No consent or approval of any of the Limited Partners shall be required for the admission of a substitute Limited Partner.

     Except for the conditions set forth in Section 9.2(a)(ii), the conditions set forth in Section 9.2(a), shall be inapplicable to a person seeking to become a substitute Limited Partner when such person has received his interest in the Partnership as the result of a foreclosure proceeding or the death of a Limited Partner.

          9.3  Substitution of Assignee Failing to Satisfy Conditions.

          The General Partner may waive any or all requirements of this Article IX, and admit an assignee to the Partnership as a substitute Limited Partner, if it finds, in its sole discretion, that such action is in the best interest of the Partnership.

10.  Article X Amendments. Article X of the Original Partnership Agreement is
     --------------------
hereby deleted in its entirety and replaced with the following Article X which shall read in its entirety as follows:

                                       X

                       ADMISSION OF ADDITIONAL PARTNERS

          Additional Limited Partners may be admitted to the Partnership by the General Partner with the consent of Limited Partners holding eighty percent (80%) of the Percentage Interests held by all Limited Partners; provided, however, the foregoing shall not apply to additional Limited Partners admitted through the issuance of additional Partnership interests in compliance with Section 2.2(b)(v). Additional General Partners shall not be admitted to the Partnership except with the consent of Limited Partners holding eighty percent (80%) of the Percentage Interests held by all Limited Partners.

11.  Article XI Amendments. Article XI of the Original Partnership Agreement is
     ----------------------
hereby amended by deleting the words "Upon becoming a party to this Agreement, each" from the first sentence of Section 11.1 and inserting in their place the following: "Each". Article XI is further amended by deleting the word "substituted" from the eleventh line of Section 11.2 and inserting in its place the word "substitute".

12.  Article XII Amendments. Article XII of the Original Partnership Agreement
     ----------------------
is hereby deleted in its entirety and replaced with the following Article XII which shall read in its entirety as follows:

                                      XII

                DISSOLUTION AND TERMINATION OF THE PARTNERSHIP

          12.1 Events Causing Dissolution.

          The Partnership shall be dissolved and terminated and its assets distributed pursuant to the provisions of Section 12.2 hereof and applicable law upon the first of the following event to occur:

          (a)  December 31, 2025;

          (b) The bankruptcy of the Partnership, which shall be the date when the Partnership obtains an order for relief under Title 11, United States Code, or an order or decree determining insolvency under any applicable state insolvency law;

          (c) The sale or loss of the Property and the distribution of all proceeds of such sale in accordance with this Agreement;

          (d) The decision of Partners holding 80% or more of the Percentage Interests as set forth in Section 5.1; or,

          (e) The dissolution, bankruptcy, withdrawal or insolvency of the General Partner, unless, within the ninety (90) day period immediately following such event, a majority in interest of the remaining Partners elect to continue the Partnership and elect one or more new general partners. The Partnership shall not be dissolved or terminated by reason of the death, legal incompetency, insolvency, bankruptcy, dissolution or other termination of any Limited Partner.

          12.2 Termination.

          On dissolution of the Partnership, either by expiration of the term of the Partnership or otherwise as set forth herein, the Partnership shall immediately commence to liquidate its properties and wind up its affairs. The Partners, or their representatives, shall continue to share profits and loses during the winding up period in the same manner as before the election to terminate. The liquidation proceeds of the Partnership shall be applied and distributed in the following order:

          (a) To the payment and discharge of all of the Partnership's debts and liabilities to persons other than Partners;

          (b) To the payment and discharge of all of the loans and advances made by Partners to the Partnership;

          (c) To the setting up of any reasonable reserves for contingent or unforeseen liabilities or obligations of the Partnership;

          (d) The balance, if any, shall be allocated to the Partners in accordance with their respective Percentage Interests.

          12.3 Distribution in-Kind.

          If the General Partner or other person acting as liquidator determines that a portion of the Partnership's assets should be distributed in-kind to the Partners, it shall obtain an independent appraisal of the fair market value of each such asset as of a date reasonably close to the date of liquidation. Any unrealized appreciation or depreciation with respect to any asset to be distributed in-kind shall be allocated among the Partners (in accordance with the provisions of Article VII and assuming that the assets were sold for the appraised value), and taken into consideration in determining the balance in the Partners' Capital Accounts as of the date of final liquidation. Distribution of any such asset in-kind to a Partner shall be considered a distribution of an amount equal to the asset's fair market value for purposes of Section 12.2.

13.  Additional Amendments. Articles XIII, XIV, XV, XVI, and XVII of the
     ---------------------
Original Partnership Agreement are hereby deleted in their entirety and replaced with the following new Articles XIII, XIV, XV, XVI, and XVII, which shall read each in its entirety as follows:

                                     XIII

               AMENDMENTS; ARBITRATION; INSURANCE; MISCELLANEOUS

          13.1 Material Amendments.

          Unless otherwise provided in Section 13.2, material amendments to this Agreement must be approved by the written consent of Partners holding at least eighty percent (80%) or more of the Percentage Interests. Notwithstanding the foregoing, no amendment shall change the Partnership to a general partnership, change the limited liability of Limited Partners, or change the liability of the General Partner, unless such amendment or amendments are approved by the written consent of all Partners affected by the amendment. All sections or provisions of the Agreement terminated pursuant to an amendment hereunder shall be deleted from this Agreement.

          13.2 Other Amendments.

          Amendments to this Agreement which, in the opinion of the General Partner with the advice of counsel, are (i) of an inconsequential nature and do not affect the rights of the Partners in any material respect, or are (ii) required or contemplated by this Agreement, or are (iii) necessary to prevent the Partnership from being classified as an association taxable as a corporation under the Code, may be made by the General Partner by giving written notice thereof to the Partners, stating the terms and effective date of such amendment. As an example of an immaterial amendment permitted under this Section 13.2, the General Partner may change the name of the Partnership to avoid a conflict or more accurately to depict the properties owned by the Partnership.

                                      XIV

                                  ARBITRATION

          If any controversy or claim arising out of this Agreement cannot be settled by the Partners, the controversy or claim shall be settled by arbitration in Dallas, Dallas County, Texas in accordance with the rules of the American Arbitration Association then in effect, and judgment on the award may be entered in any court having jurisdiction.

                                      XV

                                   INSURANCE

          The Partnership shall purchase from others, at the expense of the Partnership, such contracts of liability, casualty and other insurance which the General Partner deems advisable, appropriate or convenient for the protection of the assets or affairs of the Partnership and Partners or for any purpose convenient or beneficial to the Partnership. Such insurance shall be purchased in an amount determined by the General Partner.

                                      XVI

                   ACTIONS IN VIOLATION OF UNITED STATES LAW

          No Partner shall do or cause to be done, on behalf of the Partnership or in connection with the Property, any act which violates the Foreign Corrupt Practices Act or the International Boycott Laws of the United States. Any Partner who violates the provisions of this Article XVI hereby agrees to indemnify and hold harmless the Partnership and the other Partners from and against any and all liabilities which shall arise by reason of said Partner's actions.

                                     XVII

                                 MISCELLANEOUS

          17.1 Notices.

          Any notice, election or other communication provided for or required by this Agreement shall be in writing and shall be deemed to have been given when transmitted by facsimile, when delivered personally or when deposited in the United States Mail, certified mail, return receipt requested, postage prepaid, and addressed to the Partner to whom such notice is intended to be given at such Partner's address as it appears on Exhibit B hereto or on the records of the Partnership. A Partner may change the address for the giving of notices by sending a written notice to the General Partner in accordance with the provision of this Section 17.1.

          17.2 Binding Effect.

          This Agreement shall inure to the benefit of and shall be binding upon the Partners, their legal representatives, heirs, administrators, successors and assigns.

          17.3 Counterpart Originals.

          For the convenience of the Partners, any number of counterpart originals hereof may be executed, all of which taken together shall constitute one Agreement.

          17.4  Article and Sections Headings.

          The title of the Articles and Sections herein have been inserted as a matter of convenient reference only and shall not control or affect the meaning or construction of any of the terms or provisions hereof

          17.5  References to Internal Revenue Code.

          All references herein to provisions of the Internal Revenue Code shall be deemed also to refer to any amendments or successor provisions hereafter enacted.

          17.6  Governing Law.

          This Agreement is entered into under and shall be governed by the laws of the State of Utah. However, in the event of inconsistency between the provision of this Agreement and those of the Utah Limited Partnership Act, the provisions of this Agreement shall be controlling.

          17.7  Further Action.

          The Partners hereby covenant and agree that they will execute such additional instruments and documents and take such other and further action as is or may become necessary or convenient, in the sole judgment of the General Partner, to effectuate and carry out the terms and conditions of this Agreement.

          17.8  Severability.

          In the event any one or more of the provisions contained in this Agreement shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the validity of any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, provided that the basic intent of this Agreement is not thereby impaired.

          17.9  Construction.

          As used herein, all words in any gender shall be deemed to include the masculine, feminine, or neuter gender, all singular words shall include the plural, and all plural words shall include the singular. The term "person" shall include an individual, corporation, partnership, trust, estate or any other entity.

          17.10 Enforcement.

          In the event of any breach of this Agreement, the party in default hereunder shall bear the costs of enforcing this Agreement, including reasonable attorneys' fees whether incurred with or without suit, or with or without arbitration.

          17.11 Entire Agreement; Prior Agreements Superseded.

          This Agreement constitutes the entire agreement among the Partners pertaining to the subject matter contained herein. This Agreement supersedes any and all prior contemporaneous agreements, letters of intent, representations and understandings between or among the Partners, whether written or verbal, respecting the within subject matter.

          17.12 Waiver of Right to Decree of Dissolution.

          The parties hereby agree that irreparable damage would be done to the goodwill and reputation of the Partnership if any Partner should bring an action in court to dissolve the Partnership. Each party hereby waivers and renounces his right to such a court decree of dissolution or to seek the appointment by the court of a liquidator for the Partnership.

14.  Effect of Amendment.  Except as expressly amended herein, the provisions of
     -------------------
the Original Partnership Agreement shall remain in full force and effect.

15.  Successors and Assigns. This Amendment shall be binding upon, and shall
     ----------------------
inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

16   Modification and Waiver. No supplement, modification, waiver or termination
     -----------------------
of this Amendment or any provisions hereof shall be binding unless executed in writing by the requisite number of Partners required to amend the Partnership Agreement. No waiver of any of the provisions of this Amendment shall constitute a waiver of any other provision (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

17.  Severability. In the event any one or more provisions contained in this
     ------------
Amendment shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the validity of any other provision hereof and this Amendment shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, provided that the basic intent of this Amendment is not thereby impaired.

18.  Counterparts. This Amendment may be executed, including by facsimile
     ------------
transmission, in one or more counterparts, all of which together shall constitute one and the same Amendment.

                          [Signature Page to Follow]

     IN WITNESS WHEREOF, the parties have hereunto set their hands as of the day and year first above written.


                                        GENERAL PARTNER:
                                        ARGOSY ENERGY, INC.

                                        By /s/ R. Suttill
                                           --------------
                                        Its President
                                            -------------


                                        LIMITED PARTNERS:
                                        NEO ENERGY, INC.

                                        By /s/ R. Suttill
                                           --------------
                                        Its President
                                            -------------


                                        GARNET RESOURCES, CORP.

                                        By /s/ R. Suttill
                                          ---------------
                                        Its President
                                            -------------